IPTIMIZE, INC.
BRIDGE NOTE AND STOCK PURCHASE AGREEMENT

THIS BRIDGE LOAN AND STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of ____________________ 2006, between IPTIMIZE, Inc., a Minnesota corporation (“Borrower” or the “Company”) and _________________________ (“Lender”), with reference to the following.

WHEREAS, Borrower desires to borrow up to $1,000,000 from Lender (or group of Lenders under separate agreements of like terms, in aggregate) to meet working capital needs related to its planned registration statement with the Securities and Exchange Commission (the “SEC Registration”).

WHEREAS, Lender desires to lend to Borrower pursuant to the terms of that certain Secured Promissory Note, of even date herewith, a copy of which is attached hereto as Exhibit “A” (the “Bridge Note” or “Note” herein).

WHEREAS, Lender acknowledges that the securities offered hereby are speculative in nature; involve a high degree of risk; and recognize that Lender may be subject to a loss of its entire investment in the Company.

NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows.

1.
Loan. Borrower hereby borrows from Lender and Lender hereby makes a loan to Borrower, in the amount of $_____,000 (the “Loan Amount”) in accordance with the terms of the Note. The proceeds of the Loan shall be delivered to Borrower through an escrow, net of certain approved fees, commissions and costs, if any, associated with the Loan.

2.
Senior Debt. The Note will rank senior in right of payment to all existing and any future indebtedness of Borrower, and shall be incorporated in total borrowing under the same or similar terms hereby on a pro rata basis with other “Bridge Note” investors which may complete Bridge Note agreements.

3.
Security Interest. In consideration of the Loan extended to Borrower and as security and collateral for the payment of the Note by Borrower and for the due performance and compliance by Borrower of all of the terms and provisions of this Agreement, Borrower hereby delivers, transfers, grants a security interest in, and assigns to Lender all of its right, title and interest in and to the following which shall be referred to as the “Collateral”:

(a)	Any cash or receivables or assets not previously pledged or previously claimed as collateral under existing lease, debt or other lending agreements; and

(b)	All assets and intellectual property, patent rights, or related intangible assets not previously pledged or previously claimed as collateral under existing lease, debt or other lending agreements.

IPtimize Bridge Note Agreement

4.	Execution of Further Documentation.

(a)
At the expense of Borrower, Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that Lender, in its sole discretion may determine to be reasonably necessary or convenient from time to time in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of theforegoing, at the request of Lender, Borrower shall:

(i)
Execute and file such financing statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may request in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii)	Appear in and defend any action or proceeding that may affect Borrower's title to or Lender's security interest in all. or any part of the Collateral.

(b)
Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Borrower shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

5.
Conversion of Note to Common Stock. At the Lender’s sole discretion, the outstanding amount of the Note may be voluntarily convertible into Common Stock. Borrower hereby sells to Lender ________________ shares of Common Stock of Borrower for the total of the Note amount, based on the per share price of $0.25 per share, unless the Loan Amount shall be paid down in part (for which the remaining amount would convert at the rate of 4,000 shares for every $1,000 of the outstanding Loan Amount). Additional shares shall also be sold to Lender based on the accrued interest from the date of this Agreement until such date of conversion at the same price per share.

Upon conversion, the Note and this Agreement shall be deemed paid in full, all terms related to the Note shall become null and void, and the Lender shall assume all rights of share ownership as defined in the Articles of Incorporation and By-Laws related to any Common Stock Offering of the Company.

6.
Shares Issuable for Bridge Note. Lender shall receive common stock shares (the “Bridge Note Shares”) as an inducement to enter into this Agreement. Lender shall receive ____________ shares of Common Stock (based on .33 shares per $1,000 of Note Amount). Such shares shall be evidenced by a certificate issued from the company’s authorized stock transfer agent and shall contain all rights as provided for holders of Common Stock of the company.

7.
Incentive Warrants. Lender shall receive incentive warrants (the “Bridge Warrants”) as an inducement to enter into this Agreement. Lender shall receive Bridge Warrants for ____________ Common Stock shares upon exercise (based on .33 shares per $1,000 of Note Amount). Bridge Warrants shall have an exercise price of $0.75 per share and shall be convertible into Common Stock at any time over a period of three (3) years from the date of this Agreement.

8.
Voting. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to vote its shares to give consents, waivers, and ratification in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or not comply with any of the terms and provisions of this Agreement or of the Note. All such rights of Borrower to vote, and to give consents, waivers and ratifications shall cease if an Event of Default shall occur and be continuing. If there shall have occurred an Event of Default, Borrower hereby grants to Lender an irrevocable proxy pursuant to which proxy Lender shall be entitled to vote or consent in its discretion and in such event Borrower agrees to deliver to Lender such further evidence of such proxy as Lender may request.

IPtimize Bridge Note Agreement

9.
Shares to Be Registered. If Borrower undertakes to register shares of its common stock with the SEC or conducts a public offering, Borrower shall give thirty (30) days prior written notice thereof to Lender, and shall upon the written request of Lender, include in the registration statement such number of: (a) the Common Stock shares underlying conversion of the Note; (b) the Bridge Note Stock issued hereby; and (c) the stock underlying the Bridge Warrants, as Lender may request subject to reasonable limitations established by an underwriter. Such inclusion, in any event shall be at no cost to Lender and shall be at the sole cost and expense of Borrower. In connection with any notification or registration statement, Borrower shall take any reasonable steps to make the securities covered thereby eligible for public offering and sale by the effective date of such notification or registration statement. In connection with any filing hereunder Borrower shall bear all the expenses and professional fees which arise in connection with such filings and keeping them effective and correct as provided hereunder, and shall provide Lender with a reasonable number of printed copies of the prospectus or offering circulars. Borrower consents to the use of such prospectus, SB-2, S-1 or circular in connection with the sale of Lender's shares.

10.
Organization. Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (ii) is domiciled and is duly qualified and licensed to do business in the State of Colorado; and (iii) has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Note and this Agreement. The execution, delivery and performance by Borrower of this Agreement, the issuance of the Common Stock, the Note and the pledge of the Collateral have been duly and validly authorized by Borrower’s Board of Directors and no authorization or approval of Borrower’s shareholders is required in connection therewith.

11.	Acknowledgements by Lender. Lender hereby represents and warrants to Borrower as follows.

(a)
Knowledge and _Experience. Lender has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investments generally and of investment in Borrower in particular, and LENDER IS ABLE TO BEAR THE ECONOMIC RISK OF THIS LOAN TRANSACTION WITH FULL UNDERSTANDING THAT IT CAN LOSE ITS ENTIRE INVESTMENT IN BORROWER WITHOUT PRODUCING A MATERIAL ADVERSE CHANGE IN LENDER'S FINANCIAL CONDITION.

(b)
No Securities Registration. Lender is aware that, while the Lender intends to file a registration statement, as of the date hereby, no registration statement has been filed with the United States Securities and Exchange Commission, nor with any other regulatory authority concerning the Common Stock or the Note.

(c)
Transferability Restrictions. The Note and the Common Stock cannot be transferred or sold unless such transfer or sale is registered pursuant to the Securities Act of 1933 (the “Act”) and registered or qualified pursuant to applicable securities laws, or exemptions from such registrations or qualifications are available or without the prior written consent of Borrower which consent may require an opinion of the transferor's legal counsel (conducted with by Borrower's legal counsel) to the effect that the proposed transfer is exempt from the registration provisions of the Act and from the registration or qualification provisions of any applicable sectirities law.

IPtimize Bridge Note Agreement

(d)	Limited Public Market. Lender is aware that there is only a limited public market for the Common Stock and that Lender may not be able to readily liquidate Lender's investment in Borrower.

(e)	Subscription Agreement. Lender shall execute a Subscription Agreement concerning the purchase of the Common Stock.

12.	Default.

(a)	Event of Default. The occurrence of any of the following events shall be an event of default under this Agreement and the Note (“Events of Default”).

(i)	If default shall be made in the due and punctual payment of any principal of or interest or cost under the Note;

(ii)
If default shall be made in the due and punctual performance or observance of any material non-payment term, condition or covenant contained in this Agreement or the Note and such default continues unremedied for a period forty-five (45) days after written notice to Borrower by Lender, or if any representations or warranties of Borrower contained in this Ageement is untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(iv)	The material breach of any warranty of Borrower contained in this Agreement not cured within forty-five (45) days of written notice of such breach;

(v)
If Borrower: (a) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (b) makes an assignment for the benefit of its creditors; (c) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (d) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment. liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; or (e) on a petition in bankruptcy filed against it, is adjudicated a bankrupt;

(vi)
If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of acquiescence of Borrower, as a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of its properties and assets, or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order judgment or decree shall remain unvacated or not set aside or unstayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of the entry thereto;

(vii)
If, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Borrower or the whole or any substantial part of its operations and assets and such custody and control shall remain unterminated or unstayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of assumption of such custody or control.

(b)
Due and Payable. Upon the occurrences of any such Event of Default, Lender at its option exercised by written notice to Borrower, shall deern the principal under the Note, together with the interest and charges accrued thereon, become immediately due and payable. Lender may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Uniform Commercial Code (as now or hereafter in effect), including without limitation the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder. Any proceeds realized from the disposition of the Collateral pursuant to the private power of sale hereby granted to Lender, shall: (i) first be applied to the payment of expenses incurred by Lender in connection with the disposition; and (ii) the balance shall be applied to the payment of the Note; (iii) thereafter to any senior indebtedness; and finally (iv) to any other indebtedness secured hereunder in such order of application as Lender shall deem appropriate. Any surplus proceeds shall be paid over to Borrower. In the event such proceeds prove insufficient to satisfy all indebtedness secured hereunder, then Borrower shall be liable for the deficiency.

IPtimize Bridge Note Agreement

(c)
Other Remedies. The rights, powers and remedies granted to Lender pursuant to the provisions of this Agreement shall be in addition to all the rights, powers and remedies granled to Lender under any statute or rule of law. Any forbearance, failure or delay by order, exercising any right, power or remedy under this Agreement shall not be deemed to be waiver of such right, power or reinedy. Any single or partial exercise (if any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Lender under this Agreement shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by Lender.

13.
Choice of Law. This Agreement shall be interpreted in accordance with the law of the State of Colorado, in the City and County of Denver, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws.

14.
Attorneys’ Fees. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

15.
Notices. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be dilivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch, if given by telex or facsimile one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery.

16.
Miscellaneous. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a “day,” “month” or “year” will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents. No provision of this Agreement or the docunents referred to herein may be altered, amended, canceled, revoked, or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties.

IPtimize Bridge Note Agreement

17.
Entire Agreement. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

IN WITNESS WHEREOF, thisAgreement is entered into by the parties as of the date set forth above.

“BORROWER”	“LENDER”
IPTIMIZE, INC.

Clinton J. Wilson Chief Executive Officer and President	an individual

Loan Amount: $_________,000

IPtimize Bridge Note Agreement

EXHIBIT “A”

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, IPTIMIZE, Inc., a Minnesota corporation (“Borrower”), hereby covenants and promises to pay to ____________________________ (“Lender”), ____________________ Thousand Dollars ($________,000.00) in lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of fifteen percent (15.0%) per annum, on an actual day/360 day basis. All interest, principal and other costs hereunder shall be due and payable to the holder (“Holder”) of this Secured Promissory Note (this “Note”) on the earlier of: (i) conversion into Common Stock under such conditions as defined in the Bridge Loan and Common Stock Purchase Agreement, of even date herewith (the “Loan Agreement”); or (ii) twelve (12) months from the date hereof (the “Due Date”).

Payments of principal and interest will be made in legal tender of the United States of America. Borrower shall have the right to prepay without penalty all or any part of the unpaid balance of this Note at any time. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. All paymonts made pursuant to this Note will be: (i) first applied to accrued and unpaid interest, if any; (ii) then to any lien or other proper charges under this Note; and (iii) the balance, if any, to principal.

Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of the Note, togother with all accrued but unpaid interest thereon and other unpaid charges hereunder, will become imnediately due and payable without further notice at the option of the Holder upon any of the following (the “Acceleration Date”): (i) Borrower fails to timely make any payment hereunder when such payment becomes first due and such failure continues for a period of five (5) days after written notice from Holder to Borrower; (ii) the occurrence of an “Event of Default” as defined in the Loan Agreement or this Note and such default continues unremedied for a period of ten (10) days after written notice to Borrower by Lender; (iii) Borrower ceases to carry on business on a regular basis or enters into an agreement to sell substantially all of its assets or any agreement whereby it merges into, consolidates with or is acquired by any other business entity; or (iv) Borrower makes any assignment for the benefit of its creditors, makes any election to wind up or dissolve or becomes unable to pay Borrower's debts as they mature, insolvent or the subject of any proceeding under any bankruptcy, insolvency or debtor’s relief law.

If any amount payable to Holder under this Note is not received by Holder on or before the Due Date, then such amount (the “Delinquent Amount”) will bear interest from and after the Due Date until paid at an annual rate of interest equal to eighteen percent (18.0%) (the “Default Rate”).

This Note is secured by the unencumbered assets of IPtimize, Inc., and certain other collateral described in the Bridge Loan Agreement. All rights, remedies, undertakings,obligations, judgements, covenants, conditions of the Note and the Loan Agreement are cumulative and no one of them will be exclusive of any other. Any notice to any party concerning this Note will be delivered as set forth in the Note Agreement.

Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that Holder may extend the time for payment or otherwise modify the terms of payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, Borrower waives the statute of limitations in any action brought by Holder in connection with this Note and the right to a trial by jury.

IPtimize Bridge Note Agreement

This Note shall be interpreted in accordance with the law of the State of Colorado, in the City and County of Denver, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute, action or proceeding concerning this Note will be initiated, maintained, heard and decided exclusively in Denver, Colorado. Borrower irrevocably waives its right to a jury trial in all such disputes, actions and proceedings. The prevailing party in any action, litigation or proceeding including any appeal or the collection of any judgment concerning this Note will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees, including from in-house attorneys and paralegals and Lender shall be entitled to recover all of its attorneys’ fees and costs should Lender place this Note in the hands of an attorney for collection. This Note may not be changed, modified, amended or terminated orally.

In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under applicable law, Borrower's obligations hereunder shall automatically and retroactively be deemed reduced to the highest maximum amount permissible under applicable law. In the event Holder receives as interest an amount that would exceed such maximum applicable rate, the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall automatically and retroactively be applied to the reduction of the unpaid principal balance due hereunder. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Borrower by Holder. Borrower hereby waives any provisions of any state or federal law concerning usury or the limitation on the maximum rate of interest chargeable by a lender.

IN WITNESS WHEREOF, this Agreement is entered into by the parties as of the date set forth above.

“BORROWER”	“LENDER”
IPTIMIZE, INC.

Clinton J. Wilson Chief Executive Officer and President	an individual

Loan Amount: $_________,000